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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Prospectus Supplement filed pursuant to Rule 424, which supplements the Registration Statement on Form S-3, of our report dated January 17, 2001, relating to the balance sheet of AmeriCredit Automobile Receivables Trust 2001-A, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


/s/ PricewaterhouseCoopers LLP
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Fort Worth, Texas
January 24, 2001